Exhibit 99.1

CORPORATE PARTICIPANTS

Peter R. Mathewson

Chairman and Chief Executive Officer

Robert Cierzan

Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

Casey Alexander

Gilford Securities

Mark Rye

Singular Research

Macon Rudisill

Keane Capital Management

PRESENTATION

Operator

Good afternoon, ladies and gentlemen. Welcome to the Aldila 2007 third-quarter results conference call. I would now like to turn the meeting over to Mr. Peter Mathewson, Chairman and Chief Executive Officer. Please go ahead, Mr. Mathewson.

Peter R. Mathewson

Good afternoon. I’m Pete Mathewson, Chairman and CEO of Aldila Inc. Welcome to our review of Aldila’s 2007 third-quarter financial report. Also with me here today is Bob Cierzan, our Chief Financial Officer. Following my brief commentary, the line will be open for your questions.

I want to remind you the content of today’s audiocast may contain time-sensitive information that is accurate only as of the time and date of this live broadcast at 2:00 Pacific Standard Time on November 13th, 2007. Aldila’s actual performance results are subject to risks and uncertainties that may differ from any forward-looking statements that may be included in this audiocast.

The public filings of our annual report on Form 10K and Form 10Q quarterly reports contain detailed discussions of the principal risks and uncertainties related to our future operations and should be considered in conjunction with the content of today’s discussion.

This call is the property of Aldila Inc. The redistribution, retransmission or rebroadcast of today’s call in any form without the express written consent of Aldila Inc. is strictly prohibited.

Before I begin my commentary on our third-quarter results, I would like to explain the reasons for our need to reschedule our third-quarter conference call. Our third-quarter close procedures and auditors’ field work were delayed several days due to the wild fires here in Poway in the Greater San Diego area. In addition to this delay, we had to work through a reclassification issue with our new auditors. The reclassification was simply between cash and marketable securities as of December 31st, 2006, and did not have any effect on total current assets or total assets on the balance sheet.  In addition, the reclassification did not have any effect on the Company’s statement of operations for any period presented in our third-quarter earnings release. This reclassification makes a change to our statement of cashflows if you compare back to what we filed last quarter.  It is fully reflected in the statement of cashflows in the third-quarter earnings release in 10Q filed last Friday, November 9th.

In the third quarter of 2007, net sales of $13.2 million were 19% lower than the $16.3 million reported in the same quarter for 2006. Net income of $687,000, or 12 cents fully-diluted earnings per share, in the 2007 quarter compares to $2.9 million, and 51 cents respectively, in the 2006 quarter.

In the 2006 third quarter, the Company benefited from a settlement as a class member in a civil suit against certain carbon fiber producers in the amount of $2.2 million pre-tax.

For the nine months ended September 30th, 2007, net sales were $51.5 million, a net income of $5 million or 90 cents fully-diluted per share. In the nine-month period of 2006, net sales were $54.5 million and net income of $9.9 million, or $1.77 fully-diluted per share.

Sales of golf shafts and related products declined 22% in our third quarter of 2007 from the comparable quarter of 2006. Sales of composite prepreg materials in the third quarter of 2007 were flat as compared to the 2006 period and represented 17% of consolidated net sales in the current quarter.  The average selling price of golf shafts sold decreased 1% quarter on quarter on a 19% decrease in unit sales.

Our selling, general and administrative expense was higher in the current quarter as compared to the comparable quarter of 2006 predominantly due to expenses related to our modified Dutch auction Tender Offer, which closed on September 28th, 2007, in which 370,845 shares were tendered.

While we are disappointed in the third-quarter results, historically it is our weakest quarter and we remained profitable in the quarter even as our sales declined significantly. Our ending backlog increased by 5% at September 30th, 2007, to $12.2 million from $11.5 million at September 30th, 2006.

Historically, the majority of the dollar volume of the Company’s backlog has been shipped during the following three months after the close of a quarter. However, the backlog as of September 30th, 2007, contains a higher percentage of orders that are scheduled for shipment beyond the following three months, particularly in the first quarter of 2008.

In the 2007 third quarter, the Company repurchased 12,662 shares of its common stock under the Company’s previously-announced Stock Repurchase Plan.  That Plan was terminated upon the announcement of the Dutch auction Tender Offer on August 20th, 2007.

Our total balance of cash, cash equivalents and restricted cash at September 30th, 2007, remains strong at $17.7 million after paying $2.5 million in dividends, spending $5.1 million on our capital spending program and $486,000 repurchasing 32,661 shares of Aldila common stock during the nine-month period ending September 30th, 2007.  Of this cash balance, $6.2 million was used to settle the Company’s Dutch auction Tender Offer during the first week of October.

Although our inventories have risen to $16.1 million at the end of the 2007 third quarter, we fully expect them to be reduced by year’s end.

We remain optimistic with how we are positioned for the future.  We will begin sales of our new DVS shaft family in December 2007.  We anticipate the inclusion of this shaft in several OEM wood programs in 2008.  Our premium shaft offerings of NV, NVS, VS Proto, MOI and soon DVS, represent a growing menu of shafts we offer our OEM club partners and the avid golfers of the world.

With the January 2008 USGA rule change allowing further adjustability of clubs, the door will be open for the introduction of quick connecting systems to attach the shaft to a metal wood head.  A golfer will have the ability to purchase multiple branded shafts with different playing characteristics to use with his favorite driver head featuring a quick connect system.  These will appear first in drivers and then we expect it to follow suit in fairway woods and hybrids.  We anticipate this rule change to have a positive effect in our efforts to sell premium branded shafts.  We believe that club companies will enter this new market cautiously and in a limited fashion as they explore how to best capitalize on the rule change.

On the PGA and Nationwide Tours our number of shafts in play, week to week, continue to excel.  With only a few tournaments remaining in the 2007 season, players using Aldila shafts have won 19 events on the PGA Tour and nearly half of all the events on the Nationwide Tour.

The recently-introduced Aldila DVS, along with the VS Proto and NV, continue to be the leading wood and hybrid shaft series on the PGA and Nationwide Tours. Aldila also won the Grand Slam of Shafts in 2007 as the leading shaft for both woods and hybrids at every major championship on the PGA Tour in 2007.

Paula Creamer, a member of the Aldila Advisory Staff, led the U.S. Women’s team to victory in the Solheim Cup, playing her customary pink NV. We have also added Stuart Appleby and Boo Weekley to the Aldila Advisory Staff.  Appleby has two wins this year on Tour. Weekley won for the first time on the PGA Tour at the Verizon Heritage Championship playing an Aldila MOI driver shaft.

On the consumer side, The Darrell Consumer Survey for 2007 found Aldila to be the leading shaft brand in total shaft usage for Drivers, Fairway Woods and Hybrid clubs.  In the Hybrid club category, Aldila outpaced its nearest competitor by nearly a 4 to 1 margin.

Our Vietnam factory has achieved several key shaft qualifications on some high-volume programs allowing us to ramp up production for the remainder of the year.  Our goal for Vietnam during 2007 has been to qualify shaft programs and establish a good runrate based on a two-shift operation by year-end.  This will allow us to utilize our Vietnam factory as a key contributor in 2008.  The immediate benefit in 2008 will be the shifting of a significant portion of our Mexican production to our Asian factories and the cost savings involved in that process. We will also have the benefit of additional overall capacity located in a low-cost area.

Our China factory lost six days of operation resulting from the industrial accident that occurred on September 18th, 2007. The facility resumed operation and has been running smoothly and producing at its targeted rate.

Our composite material sales were flat in the quarter but up 13% year-to-date. We are on schedule to have our new wide prepreg line in place by the end of this year.  This production line will be a key component in increasing our prepreg sales in 2008 and beyond. Carbon Fiber Technology, LLC or CFT, our joint venture carbon fiber factory, ran well during the quarter.  We continue to work on developing a reliable precursor supplier for the future.

Thank you for participating in this call. The line will now be open for you questions. Mary.

QUESTION-AND-ANSWER SESSION

Operator

Thank you. We will now take questions from the telephone lines. If you have a question, please press star 1 on your telephone keypad. If you are using a speakerphone, please lift the handset and then press star 1. If at any time you wish to cancel your question, you may press the pound sign. Please press star 1 at this time if you have a question. There will be a brief pause while the participants register. We thank you for your patience. The first question is from Casey Alexander from Gilford Securities. Please go ahead.

Casey Alexander, Gilford Securities

Hi, good afternoon.

Peter R. Mathewson

Hello, Casey.

Casey Alexander, Gilford Securities

Would you be willing to share with us what percentage of your backlog goes beyond the fourth quarter?

Peter R. Mathewson

We can’t disclose that, Casey.

Casey Alexander, Gilford Securities

Is the reason that the backlog, the portion of the backlog that does go beyond the fourth quarter, is it because some of that backlog, some of those orders require longer lead time in order to fill?

Peter R. Mathewson

Tied to (ph) a large blanket purchase order that the customer is committed to take, but as far as what the consumption rate is, it’s not absolutely set.

Casey Alexander, Gilford Securities

Okay.

Peter R. Mathewson

Generally, we’re saying that it’s going to roll into the first quarter but we would anticipate that that would all be cleared out by the end of the first quarter.

Casey Alexander, Gilford Securities

Okay. When do you think we would start to see some actual impact on the top line from what I’ve kind of dubbed as the plug and play shafts? Would that be a first-quarter item?

Peter R. Mathewson

Yeah, we anticipate that you’re going to see this at the show in January.

Casey Alexander, Gilford Securities

Okay. And would that be a… is it likely that that would be a better margin product when that starts to roll through the revenue line?

Peter R. Mathewson

Well, it’s going to be branded product so yes, the answer would be yes.

Casey Alexander, Gilford Securities

Okay, great. All right. Thank you.

Peter R. Mathewson

Thanks, Casey.

Operator

Thank you. The next question is from Mark Rye from Singular Research. Please go ahead.

Mark Rye, Singular Research

Hi. Good afternoon, gentlemen. Can you comment a little bit more on your two new golf shafts, the MOI and DVS and the type of target markets or golf club products that you’re focusing those on?

Peter R. Mathewson

MOI is more of a niche branded shaft, premium branded shifts geared towards the high MOI driver segment out there, you know, like the square drivers and some of those that popped out on the marketplace.  It’s not a shaft family, it’s just basically for drivers only. So we don’t expect large sales of that shaft. Where the DVS is going to be a full family, a new family of shafts for us. It’s a bright red shaft. It’s a low kickpoint type shaft without the kind of the loose feel of most of those low kickpoint shafts.

High performance though, really geared towards the player who is looking for a higher launch angle, a controlled spin, but doesn’t like to have the club feel loose. So this will be something that we follow along the lines like we did with the NV, NVS and the VS Proto. It’ll be available in driver weight shaft, fairways and then also a hybrid category. And we will offer it to our OEMs and partners and then also in the after market.

Mark Rye, Singular Research

Would the player that utilizes the NV or the VS Proto also would be interested in a DVS type golf shaft or are they two different types of players?

Peter R. Mathewson

It kind of fills a little void in their performance void between them, but yes, theoretically it sure could.

Mark Rye, Singular Research

And is the DVS or MOI plan to be offered as a stock shaft at this point with any of your club manufacturers?

Peter R. Mathewson

The DVS will be, MOI not so far.

Mark Rye, Singular Research

I see. And you mentioned that you see the new adjustability of clubs having a positive impact on premium branded shaft sales. Can you comment on why that’s the case? Is that because you see that, you know, having a stock shaft is now less of an advantage?

Peter R. Mathewson

I think that it kind of goes along with the growing trend of custom fitting golfers, and this is really ultimate custom fit opportunity in that you can quickly connect a new shaft to a driver head and a guy can go down… I mean a guy can go down to his local retailer who’s got these systems and hit golf balls with various configurations and leave there with a completed golf club that he can out and play with that day or the next day. And it’s all geared towards branded product. So you’re not going to put kind of an OEM type shaft, you’re going to put shaft maker brand… and they’re going to be pricey. Certainly everybody we’ve talked to seems to be interested in this. It’s going to be a fairly pricey option for the avid kind of golfer where golf is important to him.

Mark Rye, Singular Research

Do you expect much impact in 2008 from this or is it…

Peter R. Mathewson

We expect that this thing is going to be… everybody is going to be kind of getting their feet wet with it. It’s a little bit of a hard one for club companies to get their arms around on how to kind of attack and capitalize on this new category. So we don’t expect… we expect it’ll be kind of a growing thing as they kind of explore. We don’t expect right out of the box it’ll have a major impact on sales. But we do view it as being only positive for us.

Mark Rye, Singular Research

I see. And moving on to your backlog, can you comment at all on what you’re seeing in terms of your average selling price in your backlog? Is that growing or declining?

Peter R. Mathewson

That’s something we’ve never really disclosed.

Mark Rye, Singular Research

Okay. I see. In terms of your Vietnam plant, can you talk a little bit more about the key shaft qualifications that you indicated you’ve had with some high-volume programs? Is that targeting the value shaft segment that you’re looking for? In other words, have you signed up any of these high-value programs? Are these for the new value shaft segment that you indicated earlier that you didn’t really have the price points for that in the past that you now have with the Vietnam plant.

Peter R. Mathewson

Basically these are programs that were being built, have been built in our China facility and now we need to requalify the new facility and we’ll be moving these programs over to Vietnam in 200, and then China would have available space to take on some of the Mexican production. So basically our Vietnam strategy is to over the next couple of years have it to be a full-service plant on the order of what we do in China where we can really build any of our product there for any of our customers including our own product line. And it’s on track, it’s on target with what our goal was to accomplish in 2007.

Mark Rye, Singular Research

I see. And in terms of trying to drive unit growth now with this increased capacity, is it still really, you know, the value shaft segment that you want to try to address?

Peter R. Mathewson

Get the workforce in place, get two shifts in place and then be able to use that as a contributor in 2008 for us with additional capacity in Asia where it really needs to be.

Mark Rye, Singular Research

Okay. Just a couple more questions if you don’t mind. In terms of trying to find an alternative supplier for the CFT plant, has your joint venture partner been pretty actively involved in this? And do you feel pretty confident that you’re going to be able to find that supplier in the timeframe left?

Peter R. Mathewson

Our partner is very active in helping us with that. In fact, maybe even more so that us in that they have operations over in Scotland. Yes, so the answer is really yes to both. They’re actively and we feel confident that we will resolve the issue and be fine. We bought well ahead on precursor, so our precursor is the raw material for CFT. So we have a pretty good hedge in place there. So we feel we have it well in hand.

Mark Rye, Singular Research

Okay. And then for this composite materials prepreg business, can you talk at all about the market that you’re targeting with that? I understand you’re going after sporting goods, commercial, industrial applications, not so much the aviation market but you know, in terms of the historical growth rate in the markets that you’re targeting what you’ve seen and the potential you’re looking at there.

Robert Cierzan

I mean we’re looking for continuous sales growth in that sector. You know, it’s done rather well over the past couple of years. It’s going into marine applications, other sporting goods and some industrial roles at this time, all of which seem to be continuing to grow. And we hope we can continue to grow in terms as the market will grow in the future.

Mark Rye, Singular Research

Okay. And can you tell me, are you competing against your joint venture partner in this area, SGL?

Peter R. Mathewson

No, we’re not.

Mark Rye, Singular Research

I see. Okay. That’s good. Okay, that’s all I have. Thank you, gentlemen, and good luck next quarter.

Peter R. Mathewson

Thank you.

Operator

Thank you. Once again, please press star 1 at this time if you have a question. The following question is from Macon Rudisill from Keane Capital Management. Please go ahead.

Macon Rudisill, Keane Capital Management

Hey, how are you doing? I just have a couple of questions. I’m fairly new to covering your company for our firm. We had someone here that covered the company and has moved on, so I apologize if these questions are kind of basic in nature. But just kind of big-picture question. What do you think your current market share is in the golf shaft industry and where was it a year ago and where would you see it going in the next 12 to 18-month timeframe?

Peter R. Mathewson

We don’t really have those numbers, and I think questions like that that are fairly general like that, maybe you’d be best to give us a call offline and we could give you more time and kind of get you up to speed.

Macon Rudisill, Keane Capital Management

Okay. That makes sense. Well, in terms of… you kind of started off the call with this ruling change and I’m again very much a generalist, but what is it about the ruling change that is kind of a game changer or could be a game changer in terms of unit (ph) demand for your shafts going forward?

Peter R. Mathewson

It gives us an opportunity to get more of our premium branded shafts in golfers’ hand, because now it opens the door that a guy could have several premium branded shafts in the trunk of his car that he could hook onto his favorite driver prior to teeing off. Now he’s getting a… a club is basically fixed now with glue, the shaft is glued to the head, can’t be changed, and when he buys a driver he’s got one shaft there. But this new basically components he can have heads or even multiple heads and multiple shafts.

Macon Rudisill, Keane Capital Management

Really?

Peter R. Mathewson

It looks like a potential to expand the premium shaft market for us.

Macon Rudisill, Keane Capital Management

So you could take your… you could have a couple of different heads and if you have the best shaft you could just kind of interchange them as you want to, right?

Peter R. Mathewson

You might have two shafts in your… that you purchase. One would be… hit the ball lower than the other one. So kind of a trajectory change by changing out your shaft.

Macon Rudisill, Keane Capital Management

And the USGA is going to go ahead and pass that technology or that change is going to be allowed at the USGA level?

Peter R. Mathewson

As of January 1st.

Macon Rudisill, Keane Capital Management

Are there any statistics or anything that show what that could do to incremental shaft demand? I mean is it… I’m just trying to understand if that’s… if you went out and… I mean I’m just trying to understand technically or mathematically why that would mean more shafts would be purchased…

Robert Cierzan

Theoretically a club sale could include more than one shaft in the initial sale in this case.

Macon Rudisill, Keane Capital Management

Okay. So if you purchased, you know, next year’s driver, this driver is going to come with three different shafts. It would come with a low kickpoint, a high kickpoint and a medium kickpoint and you could have all three of them for X price instead of the way it is now, you’re stuck with the one that you bought. Is that kind of what you mean?

Peter R. Mathewson

Or another way of looking at it, you know, we have multiple premium offerings, let’s say NV and VS Proto and a DVS. Instead of having to make the hard choice in buying one, why not buy two or three?

Macon Rudisill, Keane Capital Management

Right. Kind of like the shotgun and you can make it a 20-gauge or a 12-gauge or an 18-gauge. It gives you more flexibility I guess. What about on the hybrid front? As the industry continues to move, are you seeing more and more hybrids in the… I mean a hybrid club typically has a graphite shaft. Is that correct? They typically use a…

Peter R. Mathewson

Predominantly it’s graphite.

Macon Rudisill, Keane Capital Management

Is the mix in someone’s golf bag, you know, what used to be your driver, your pre-wood (ph) and maybe a helper club or existence, you know, kind of from a one iron or you replaced your one iron or your three iron. As people get older, there are always more and more people that are retiring, more and more people that are using kind of helper clubs, is that having a real big impact to your business or do you continue to kind of see the hockey stick, you know, that the number of clubs that will kind of be… you know, you see them coming down. I mean there are six irons now or seven irons now that are all kind of helper-oriented golf clubs. Can you talk a little bit about that mix and what the trajectory of that mix is supposed to be over the next couple of years and how that could impact the business at all?

Peter R. Mathewson

We see it still going to where, you know, the iron sets are kind of in flux in the configuration of the clubs that make up sets and then more and more hybrids are showing up in those sets and we think it’ll kind of keep moving in that direction. It also takes a number of years to kind of have the trickledown effect of kind of the avid golfers that quickly jump on board to new technology. You know, they’re kind of first early adopters to put the say hybrids in their bag. It takes years for it to trickle down to the guys that are higher handicap and that kind of thing.

But generally speaking, we see long irons coming out of the bag at a fast rate, you know, twos, threes and fours even. Twos and threes are pretty much gone, the basic set starts off with a four and couple of hybrids in there. That is getting to be a fairly common configuration and we think it’ll go to where we have three or four in a regular set. So kind of it’s a thing that’s been positive. We expect it to be continue to be positive for you know the years going forward. Those long irons traditionally have been steel shafted and now there’s a good chance it’s going to be a graphite shafted hybrid club.

Macon Rudisill, Keane Capital Management

So the mix of graphite… I mean it seems like in the  golfer’s bag you know, there are just very basically, very simply more graphite shafts going in the bag than there used to be. I mean…

Peter R. Mathewson

Yes, that’s right.

Macon Rudisill, Keane Capital Management

And as technology helps that along, you know, down the road as the lower irons, you know, as more and more clubs become kind of helper-oriented or to work that way, then that should be a good long-term trend for you guys, right?  Okay, thank you. Where is the best place, and I’ll call offline, I’ll jump off the queue, but where is the best place to look at market share data for the company?

Peter R. Mathewson

There isn’t any.

Macon Rudisill, Keane Capital Management

There’s a Website that ranks?

Peter R. Mathewson

No.

Macon Rudisill, Keane Capital Management

Okay.

Peter R. Mathewson

No. There’s a… Darrel Survey (ph) does a for-fee survey that shows kind of by brand and that’s done by a poll kind of situation where they’re just checking on private courses and public courses, checking what golfers have in their bag by brand, but it’s a fee-based survey.

Macon Rudisill, Keane Capital Management

Okay.

Operator

Thank you. The next question is from Casey Alexander from Gilford Securities. Please go ahead.

Casey Alexander, Gilford Securities

Hi. A couple of follow-ups here. First of all, balance sheet wise, is it likely that with the rule change that it’s possible that we see a little bump-up in inventories in the fourth quarter or maybe at the end of the fourth quarter as you prepare for this rule change, and then we might see that worked off to a more normal level next Summer or are you going to be able to manage it to a regular normal level?

Peter R. Mathewson

We don’t see that rule change impacting our inventory. For one, we expect it to be fairly… you know, it’s going to be a thing that’s going to be a gradual impact I think to us, you know, starting off with January at the show and how golfers kind of warm up to this new idea. But we don’t anticipate that we’re going to have to build up inventory in support of this rule change.

Casey Alexander, Gilford Securities

Okay. Secondly, from a capital structure standpoint, do you have any share repurchase authorization left? And also are you pretty much done fooling around with the capital structure for now and then kind of wait until next year to see how your cash rebuilds or are you going to continue to work in the market opportunely (ph) to repurchase stock now?

Peter R. Mathewson

We don’t have any open plan right now but we will at our next Board meeting and really at all Board meetings it’s a topic of discussion on what to do with our cash and that kind of thing.

Casey Alexander, Gilford Securities

What was the thinking behind the Dutch auction tender rather than just working in the open market?

Peter R. Mathewson

A way to kind of we felt more efficiently buy up a significant number of shares.

Casey Alexander, Gilford Securities

Do you think that worked?

Peter R. Mathewson

You know, we bought 371,000 shares.

Casey Alexander, Gilford Securities

I mean isn’t the process kind of expensive with all the proxies and the stuff that you have to do rather than just an open market share repurchase? How much did that cost?

Robert Cierzan

Well, we had been trying to buy back shares for quite some time and we didn’t make a whole lot of progress and the Board felt this would be a way of buying in a fairly significant flack (ph) efficiently without much effect to the stock price.

Peter R. Mathewson

I mean you can see the numbers we reported that we’ve done on our other open plan. We really had never bought that many. We really weren’t getting any more.

Casey Alexander, Gilford Securities

Maybe you need somebody smarter working the plant for you then. All right, that’s it, I’m done. Thank you.

Peter R. Mathewson

Thanks, Casey.

Operator

Thank you. There are no further questions registered at this time. I would now like to turn the meeting back over to Mr. Mathewson.

Peter R. Mathewson

Thank you for participating in our third-quarter 2007 conference call. We look forward to speaking with you on the fourth-quarter results. Thank you.

Operator

Thank you, gentlemen. The conference has now ended. Please disconnect your lines at this time. We thank you for your participation and have a great day.